UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Texas		1-31447			74-0694415
(State or other jurisdiction		(Commission File Number)			(IRS Employer
of incorporation)					Identification No.)

1111 Louisiana
Houston	Texas		77002
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			(713)	207-1111

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Conditions.
On October 26, 2023, CenterPoint Energy, Inc. (“CenterPoint Energy”) reported third quarter 2023 earnings. For additional information regarding CenterPoint Energy’s third quarter 2023 earnings, please refer to CenterPoint Energy’s press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release is incorporated by reference herein.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2023, the Board of Directors (the “Board”) of CenterPoint Energy, announced an update regarding CenterPoint Energy's Chief Executive Officer succession planning. The Board announced the retirement of Mr. David J. Lesar from his positions as Chief Executive Officer and as a member of the Board of CenterPoint Energy, effective January 5, 2024. The retirement of Mr. Lesar from CenterPoint Energy is not the result of any disagreement with CenterPoint Energy on any matter relating to CenterPoint Energy's operations, policies and practices, including any matters concerning CenterPoint Energy's controls or any financial or accounting-related matters or disclosures.
In connection with Mr. Lesar’s retirement and on the approval and recommendation of the Compensation Committee of the Board (the “Compensation Committee”) and approval of the Board (acting solely through its independent directors), CenterPoint Energy has approved (i) in recognition of Mr. Lesar’s continued employment through the end of 2023, a lump sum cash payment equal to the amount of Mr. Lesar’s award under CenterPoint Energy, Inc. Short Term Incentive Plan for the 2023 performance year, determined at the approved achievement level for other executive officers, and (ii) in accordance with CenterPoint Energy's long-term incentive plans and past practice for other retirement-eligible employees, “enhanced retirement” benefits under Mr. Lesar’s outstanding 2021, 2022, and 2023 restricted stock unit awards and 2022 and 2023 performance share unit awards, in each case as set forth under the applicable award agreement.
In connection with Mr. Lesar’s retirement, Jason P. Wells, President and Chief Operating Officer of CenterPoint Energy, was appointed Chief Executive Officer and as a member of the Board of CenterPoint Energy, effective January 5, 2024. Mr. Wells, 45, has served as President and Chief Operating Officer of CenterPoint Energy since January 2023. He served as Executive Vice President and Chief Financial Officer of CenterPoint Energy from September 2020 to December 2022. Prior to joining CenterPoint Energy, Mr. Wells served as Executive Vice President and Chief Financial Officer of PG&E Corporation, a publicly traded electric utility holding company serving approximately 16 million customers through its subsidiary Pacific Gas and Electric Company, from June 2019 to September 2020. He previously served as Senior Vice President and Chief Financial Officer of PG&E Corporation from January 2016 to June 2019 and as Vice President, Business Finance of Pacific Gas and Electric Company from August 2013 to January 2016. He also served in various finance and accounting roles of increasing responsibility at Pacific Gas and Electric Company. Mr. Wells earned his bachelor’s degree and master’s degree in accounting, both from the University of Florida. He is a certified public accountant. Mr. Wells serves on the Boards of M.D. Anderson Cancer Center, Central Houston, Inc., and the Bauer College Board of the C.T. Bauer College of Business at the University of Houston, as well as the Advisory Board of the Kinder Institute for Urban Research at Rice University. PG&E Corporation filed Chapter 11 bankruptcy on January 29, 2019 and successfully emerged from bankruptcy on July 1, 2020.
In connection with Mr. Wells’ appointment, he will step down from his role as Chief Operating Officer of CenterPoint Energy, effective concurrent with his appointment as Chief Executive Officer, and Mr. Wells will also continue to serve as President of CenterPoint Energy.
Mr. Wells will serve as a member of the Board of CenterPoint Energy until the expiration of his term on the date of CenterPoint Energy's annual meeting of shareholders in 2024 and until his successor is elected and qualified. Mr. Wells is expected to stand for election as a director at CenterPoint Energy's annual meeting of shareholders in 2024. Mr. Wells will not be appointed to any committees of the Board.
The above appointments of Mr. Wells were not pursuant to any agreement between Mr. Wells and any other person. There is no family relationship between Mr. Wells and any director or executive officer of CenterPoint Energy, and there are no transactions between Mr. Wells and CenterPoint Energy that are required to be reported under Item 404(a) of Regulation S-K.
In connection with Mr. Wells’ appointment, and on the approval and recommendation of the Compensation Committee and approval of the Board (acting solely through its independent directors), CenterPoint Energy has approved, effective January 5, 2024, the following compensation arrangements for Mr. Wells: (i) a base annual salary of $1,150,000; and (ii) short-term and long-term incentive plan target award levels of 125% and 500%, respectively, of his base annual salary. A copy of the press release containing the announcement of CenterPoint Energy's Chief Executive Officer transition is attached as Exhibit 99.2.
Item 7.01.     Regulation FD Disclosure.
CenterPoint Energy is holding a conference call to discuss its third quarter 2023 earnings on October 26, 2023. Information about the call can be found in the Press Release furnished herewith as Exhibit 99.1. For additional information regarding CenterPoint Energy’s third quarter 2023 earnings, please refer to the supplemental materials which are being posted on CenterPoint Energy’s website and are attached to this report as Exhibit 99.3 (the “Supplemental Materials”), which Supplemental Materials are incorporated by reference herein.
On October 26, 2023, CenterPoint Energy also issued a press release announcing CenterPoint Energy's Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.
The information in the press releases and the Supplemental Materials is being furnished, not filed, pursuant to Items 2.02 and 7.01, respectively. Accordingly, the information in the press releases and the Supplemental Materials will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release issued October 26, 2023 regarding CenterPoint Energy’s third quarter 2023 earnings
99.2	Press Release issued October 26, 2023 regarding CenterPoint Energy's Chief Executive Officer transition
99.3	Supplemental Materials regarding CenterPoint Energy’s third quarter 2023 earnings
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: October 26, 2023	By:	/s/ Monica Karuturi
Monica Karuturi
Executive Vice President and General Counsel